SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

   [X]   Filed by the registrant

         Filed by a party other than the registrant


Check the appropriate box:

   [ ]   Preliminary Proxy Statement

   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


   [X]   Definitive Proxy Statement

   [ ]   Definitive Additional Materials

   [ ]   Soliciting Material Under Rule 14a-12


                           Community Bank System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]   No fee required.


   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

--------------------------------------------------------------------------------

   (1) Title of each class of securities to which transaction applies.

--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   (5) Total fee paid:

--------------------------------------------------------------------------------


   [ ]   Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:____________________________________________

         (2) Form, Schedule or Registration Statement No.:______________________

         (3) Filing Party:______________________________________________________

         (4) Date Filed:________________________________________________________

                                     [Logo]

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                   April 8, 2002


    TO THE SHAREHOLDERS OF COMMUNITY BANK SYSTEM, INC.:

    At the direction of the Board of Directors of COMMUNITY BANK SYSTEM, INC., a Delaware corporation (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the "Meeting") will be held at 1:00 p.m. on Wednesday, May 15, 2002 at the Inn at Nichols Village in Clarks Summit, Pennsylvania for the purpose of considering and voting upon the following matters:

              1. The election of four directors to hold office for a term of three years and until their successors have been duly elected.

              2.  The  transaction  of  any  other  business  which  may
                  properly   be  brought   before  the  Meeting  or  any
                  adjournment thereof.

                                          By Order of the Board of Directors



                                          /s/ DONNA J. DRENGEL
                                          --------------------
                                          Donna J. Drengel
                                          Secretary







--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

--------------------------------------------------------------------------------

                                     [Logo]

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883



                                 PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 15, 2002

    This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 1:00 p.m. on Wednesday, May 15, 2002, at the Inn at Nichols Village in Clarks Summit, Pennsylvania. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately April 8, 2002.

    At the Meeting, the Shareholders will be asked to vote for the election of directors. Four of the total of twelve directors who serve on the Company's Board of Directors will stand for re-election to the Board at the Meeting. In addition, voting will be conducted on any other matters which are properly brought before the Meeting.

                            VOTING RIGHTS AND PROXIES

    The Board of Directors of the Company has fixed the close of business on March 25, 2002 as the record date for determining which Shareholders are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 12,918,903 shares of common stock, no par value, were outstanding and entitled to vote at the Meeting. This is the Company's only class of voting stock outstanding. Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting. There will be no cumulative voting of shares for any matter voted upon at the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a shareholder meeting. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the record date for the Meeting.

    If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.

    Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company's address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

    The Company will bear all costs of soliciting Proxies. The solicitation of Proxies will be by mail, but Proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. Should the Company, in order to solicit Proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to Shareholders and obtaining their Proxies.

    The Annual Report of the Company for the fiscal year ended December 31, 2001, incorporating the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission, is being sent to Shareholders with this Proxy Statement.

                   ELECTION OF DIRECTORS AND INFORMATION WITH
                   RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

    The first Item to be acted upon at the Meeting is the election of four directors, each to hold office for three years and until his successor shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

    All Proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted "FOR" the nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy. Each nominee is presently a director of the Company, and each director of the Company is also a director of the Bank. In the event any nominee declines or is unable to serve, it is intended that the Proxies will be voted for a successor nominee designated by the Board. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The twelve members of the Board (including the nominees for re-election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire.

    The information set forth below is furnished for each nominee for director to be elected at the Meeting and each director of the Company whose term of office continues after the Meeting. The share ownership numbers for certain directors include shares that would be issuable upon exercise of "Offset Options" granted to these directors in order to reduce the Company's liability under its Stock Balance Plan. The purpose of the Offset Options, which were approved by the Company's Shareholders at the 1998 Annual Meeting, is explained on page 7. See footnote "(e)" on page 5 for the number of currently exercisable stock options (including, without limitation, Offset Options) held by specific directors.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                                                 SHARES OF COMPANY COMMON
                                                                                                 STOCK BENEFICIALLY OWNED (c)
                                                             BUSINESS                             AS OF MARCH 25, 2002 (d)
         NAME AND            DIRECTOR OF THE            EXPERIENCE DURING                    -------------------------------
         AGE (a)              COMPANY SINCE            PAST FIVE YEARS (b)                      NUMBER(e)         PERCENT
-------------------------   ------------------   -----------------------------------         --------------     ------------
  NOMINEES (FOR TERMS TO EXPIRE AT ANNUAL MEETING IN 2005):
  Paul M. Cantwell, Jr.(f)             2001       Owner,  law firm of Cantwell &                     75,107              .58%
  Age 60                                          Cantwell,  Malone,  New  York.
                                                  Prior    to   January    2001,
                                                  Chairman  and  President,  The
                                                  Citizens   National   Bank  of
                                                  Malone.

  William M. Dempsey                   1984       Retired.    Prior   to   2001,                     53,594              .41%
  Age 63                                          Assistant  to  the  President,
                                                  Rochester     Institute     of
                                                  Technology,   Rochester,   New
                                                  York; President/Dean, American
                                                  College  of   Management   and
                                                  Technology  (RIT),  Dubrovnik,
                                                  Croatia  (August  1997  - July
                                                  1999);  prior to August  1997,
                                                  Vice  President of Finance and
                                                  Administration, RIT.


  Saul Kaplan(g)                       2001       Co-Owner,  Montage  Foods,                        515,276             3.99%
  Age 76                                          Scranton, Pennsylvania.

                                                                                                 SHARES OF COMPANY COMMON
                                                                                                 STOCK BENEFICIALLY OWNED (c)
                                                             BUSINESS                             AS OF MARCH 25, 2002 (d)
         NAME AND            DIRECTOR OF THE            EXPERIENCE DURING                    -------------------------------
         AGE (a)              COMPANY SINCE            PAST FIVE YEARS (b)                      NUMBER(e)         PERCENT
-------------------------   ------------------   -----------------------------------         --------------     ------------
  NOMINEES (FOR TERMS TO EXPIRE AT ANNUAL MEETING IN 2005): (CONTINUED)

  William N. Sloan                     1991       Vice President for  Administration                 50,701              .39%
  Age 67                                          Emeritus,  The State University of
                                                  New  York   College  at   Potsdam,
                                                  Potsdam, New York.




  DIRECTORS CONTINUING IN OFFICE

  TERMS EXPIRING AT ANNUAL MEETING IN 2004:

  John M. Burgess                      1991       Retired.  Prior to 1991, President                 60,621              .47%
  Age 65                                          of Kinney Drugs,  Inc., a drug and
                                                  retail  chain with stores  located
                                                  throughout northern New York.

  Nicholas A. DiCerbo                  1984       Partner,  law firm of DiCerbo  and                126,677              .98%
  Age 55                                          Palumbo, Olean, New York.

  James A. Gabriel                     1984       Owner,  law  firm  of  Franklin  &                 87,468              .67%
  Age 54                                          Gabriel, Ovid, New York.

  Harold Kaplan(g)                     2001       Co-Owner, Montage Foods, Scranton,                146,341             1.13%
  Age 68                                          Pennsylvania.

  TERMS EXPIRING AT ANNUAL MEETING IN 2003:

  Sanford A. Belden                    1992       President   and  Chief   Executive                 83,958              .65%
  Age 59                                          Officer of the Company.

  Lee T. Hirschey                      1991       Chairman   and   Chief   Executive                 64,576              .50%
  Age 66                                          Officer,    Climax   Manufacturing
                                                  Company,       converter       and
                                                  manufacturer  of   paper  products
                                                  with   facilities  in  Castorland,
                                                  Lowville,  and West Carthage,  New
                                                  York.

                                                  Owner,  Valley Dodge Truck Center,
  Peter A. Sabia(g)                    2001       Dunmore, Pennsylvania.                             97,147              .75%
  Age 70
                                                  President  and  owner of Wight and
  David C. Patterson                   1991       Patterson,  Inc., manufacturer and                 63,755              .49%
  Age 60                                          seller of  livestock  feed located
                                                  in Canton, New York.


                                                                                                      SHARES OF COMPANY COMMON
                                                                                                    STOCK BENEFICIALLY OWNED (c)
  In addition to the information  provided above,  the following  summarizes the                      AS OF MARCH 25, 2002 (d)
  security  ownership  of the highest paid  executive  officers who are not also                -----------------------------------
  directors of the Company:
                                                                                                   NUMBER(e)              PERCENT
                                                                                                 --------------          -----------
  James A. Wears                                       President, Banking                            67,872                 .52%

  Michael A. Patton                                    President, Financial Services                 76,383                 .59%

  David G. Wallace                                     Executive Vice President                      71,837                 .55%
                                                       and Chief Financial Officer

  David J. Elias                                       President, Chief Executive Officer            22,689                 .18%
                                                       and Chief Investment Officer, Elias
                                                       Asset Management, Inc.(h)

  Number of shares of Company common stock beneficially owned by all directors, persons            1,643,632               12.24%
  chosen to become directors and executive officers of the Company as a group (16 persons)

     (a)  Harold  Kaplan  and  Saul  Kaplan  are   brothers.   No  other  family
          relationships exist between any two or more of the current directors or named executive officers of the Company.

     (b) No nominee for director or continuing director of the Company holds a directorship with any company (other than the Company) which is registered pursuant to Section 12 or subject to the requirements of
          Section 15(d) of the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940.

     (c) Represents all shares as to which named individual possessed sole or shared voting or investment power as of March 25, 2002, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

     (d) The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Belden is the beneficial owner of 466 shares held by the Company's 401(k) plan; Mr. Burgess' wife holds 5,100 shares; Mr. Cantwell's wife holds 5,100, and Mr. Cantwell holds 10,608 shares as Trustee under a decedent's will; Mr. DiCerbo holds 27,067 shares jointly with his wife, 38,986 shares are held in the name of the law partnership of DiCerbo and Palumbo, and 783 shares are held by his wife; Mr. Elias's wife owns 10,000 shares, and she holds stock options to acquire additional shares as set forth in note (e) below; Mr. Hirschey's wife holds 1,000 shares, and Mr. Hirschey holds 14,000 shares as Trustee for the Retirement Plan of Employees of Climax Manufacturing Company; 43,288 shares are held by a limited partnership controlled by Mr. H. Kaplan; 42,000 shares are held by a limited partnership controlled by Mr. S. Kaplan; Mr. Patterson holds 2,380 shares jointly with his wife, and 1,492 shares as Trustee for the Wight and Patterson Retirement Plan; Mr. Patton is the beneficial owner of 11,526 shares held by the Company's 401(k) plan, and his wife holds 1,400 shares; Mr. Sabia holds 96,087 shares jointly with his wife; Mr. Sloan holds 173 shares jointly with his wife, and his wife holds 492 shares; Mr. Wallace is the beneficial owner of 14,403 shares held by the Company's 401(k) plan; and Mr. Wears is the beneficial owner of 18,272 shares held by the Company's 401(k) plan, he holds 12,453 shares jointly with his wife, and his wife holds 3,254 shares.

     (e) Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 25, 2002, through exercise of stock options issued by the
          Company: Mr. Belden, 42,238 shares; Mr. Burgess, 47,901 shares; Mr. Cantwell, 1,000 shares; Mr. Dempsey, 51,994 shares; Mr. DiCerbo, 53,387 shares; Mr. Elias, 2,362 shares; Mr. Elias's wife (a Bank employee), 327 shares; Mr. Gabriel, 56,164 shares; Mr. Hirschey, 37,884 shares; Mr. H. Kaplan, 1,000 shares; Mr. S. Kaplan, 1,000 shares; Mr. Patterson, 52,685 shares; Mr. Patton, 38,297 shares; Mr. Sabia, 1,000 shares; Mr. Sloan, 48,579 shares; Mr. Wallace, 44,376 shares; and Mr. Wears, 29,697 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

     (f) Mr. Cantwell was appointed to the Board of Directors pursuant to the terms of a Merger Agreement dated as of September 26, 2000 providing for the acquisition of The Citizens National Bank of Malone by the Bank. The acquisition was consummated in January 2001.

     (g) Pursuant to the terms of a Merger Agreement dated as of November 29, 2000 providing for the merger of First Liberty Bank Corp. ("First Liberty") with and into the Company (which merger was consummated in May 2001), the Company agreed to appoint three of First Liberty's former directors, Saul Kaplan, Peter A. Sabia and Harold Kaplan, to serve as members of its Board of Directors for terms expiring at the 2002, 2003 and 2004 annual Shareholders meetings, respectively. The Merger Agreement further provided that, subject to the exercise of the Board's fiduciary duty, Messrs. Kaplan, Sabia and Kaplan would be nominated for at least one additional three-year term upon expiration of these initial terms, and that the Board would recommend that the Company's Shareholders vote in favor of their reelection.

     (h)  Elias Asset Management, Inc. is a wholly-owned subsidiary of the Bank.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors of the Company held twelve regularly scheduled meetings and eight special meetings during the fiscal year ended December 31, 2001. During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he served.

    Among its standing committees, the Board of the Bank has an Audit/Compliance/Risk Management Committee which also serves as the Company's Audit Committee. As described more fully on page 16, the Audit/Compliance/Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Company's Board and the Bank's Board regarding the appointment of independent auditors. During 2001, this Committee held four meetings and its present members are Directors William M. Dempsey (Chair), John M. Burgess, and William N. Sloan.

    The Bank's Board also has a Personnel Committee which reviews and makes recommendations to the Bank's Board regarding compensation adjustments and employee benefits to be instituted and which also serves as the Company's
Personnel Committee. As described more fully on pages 13-15, the Personnel Committee reviews the compensation of nonofficer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually. The Personnel Committee held four meetings in 2001, and its present members are Directors William N. Sloan (Chair), Paul M. Cantwell, Jr., Nicholas A. DiCerbo, and Lee T. Hirschey.

    The Company has a Nominating Committee which makes recommendations to the Board for nominees to serve as directors. The Nominating Committee will consider written recommendations from shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. The Nominating Committee held one meeting in 2001, and its present members are Directors William M. Dempsey (Chair), Lee T. Hirschey, and David C. Patterson.

    The President and Chief Executive Officer of the Company serves as an ex officio member of all Board committees except the Audit Committee and receives no compensation for serving in this capacity. Mr. Gabriel, as Chair of the Board, also serves as a member of all Board Committees except the Audit Committee.

COMPENSATION OF DIRECTORS

    As directors of both the Company and the Bank, Board members receive an annual retainer of $8,000, $500 for each Board meeting they attend, and $350 for each committee meeting they attend. Mr. Belden does not receive an annual retainer or compensation for attending Board and committee meetings. The Chair of the Board receives an all inclusive $46,000 retainer for serving in that capacity. The Chairs of the Loan Committee, the Personnel Committee, and the Strategic/Executive Committee each receive an annual retainer of $2,500; and the Chairs of the Investment Committee, the Technology Committee, the Trust Committee, and the Audit/Compliance/Risk Management Committee each receive an annual retainer of $750. The Company pays the travel expenses incurred by each director in attending meetings of the Board.

    Directors may elect to defer all or a portion of their director fees pursuant to a Deferred Compensation Plan for Directors. Directors who elect to participate in the Plan designate the percentage of their director fees which they wish to defer (the "deferred fees") and the date to which they wish to defer payment of benefits under the plan (the "distribution date"). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his deferred fees, the number of deferred shares of Company Common Stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director's account either in a lump sum or in annual installments over a three, five or ten year period. The effect of the plan is to permit directors to invest deferred director fees in stock of the Company, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of shareholders in achieving growth in the Company's stock price.

    In 1995, the directors re-evaluated their total compensation arrangement, in light of the increased responsibility associated with the changing nature of the Company and the "Blue Ribbon Report" issued by the National Association of Corporate Directors. Among other things, the Blue Ribbon Report suggests that director compensation be structured so that it is specifically aligned with the long-term interests of shareholders. Effective January 1, 1996, the Company's 1994 Long Term Incentive Compensation Program (the "Incentive Plan") was amended to allow for the issuance of Non-Qualified Stock Options to nonemployee directors. The Board believes that providing for the grant of Non-Statutory Stock Options to nonemployee directors is in the best interests of the Company. In the spirit of the Blue Ribbon Report, such a provision more closely aligns the interests of individual directors with the long-term interests of the Company's Shareholders, and enables the Company to continue to attract qualified individuals to serve on the Board. In particular, when directors receive equity-based compensation such as stock options, their overall compensation is enhanced when the market price of the Company's common stock increases and is adversely affected when the market price of the Company's common stock decreases.

    The Incentive Plan provides that each eligible nonemployee director is to receive an option to purchase 2,000 shares of common stock on or about January 1st of each year. Each option granted to a nonemployee director is granted at an option price per share equal to the market value per share of the Company's common stock on the date of grant, and is fully exercisable upon its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant, or (ii) termination of the optionee's service on the Board for cause (as defined in the Incentive Plan). Notwithstanding the foregoing, to the extent that the Committee appointed by the Board to administer the Incentive Plan determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, the Non-Statutory Stock Options granted to eligible nonemployee directors shall relate to a number of shares of common stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's asset quality, return on equity, and CAMELS rating (a measurement of capital, assets, management, earnings, liquidity and sensitivity utilized by the Office of the Comptroller of the Currency, the Bank's primary regulator). Pursuant to the 1996 amendment to the Incentive Plan, each eligible nonemployee director received an option to purchase 9,620 shares effective January 1, 2001.

    In addition, in keeping with the spirit of the Blue Ribbon Report, effective January 1, 1996, the Board adopted a "Stock Balance Plan" for nonemployee directors of the Company who have completed at least six months of service as director. The plan establishes an account for each eligible director. Amounts credited to those accounts reflect the value of 200 shares of the Company's Common Stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 200 additional shares of Common Stock beginning in 1996, plus an annual earnings credit equal to the one-year average total return on the Company's Common Stock. The crediting of additional units beginning in 1996 is subject to an adjustment factor which reflects the Company's asset quality, return on equity and CAMELS rating. The account balance is payable to each director in the form of a lifetime annuity or, at the election of the director, monthly installment payments over a three, five, or ten year period following the later of age 55 or disassociation from the Board, is subject to a six-year vesting schedule, and is forfeitable in the event of termination from the Board for cause.

    In 1998, amendments to the Stock Balance Plan and the Incentive Plan were approved by the Company's shareholders allowing the grant of "Offset Options" to directors under the Incentive Plan. The effect of these Offset Options is to permit the Company to reduce the grantee's Stock Balance Plan account balance by an amount equal to the growth in value of the Offset Options (i.e., the amount by which the aggregate fair market value of the Common Stock underlying the Offset Options exceeds the aggregate exercise price of the Offset Options) as of the date on which the director's account is valued, provided that a director's account may not be reduced below zero. As such, the Offset Options are not intended to materially change the level of compensation to participating directors under the Stock Balance Plan, but are intended to reduce the cost of director compensation to the Company. In the event that the growth in value of a director's Offset Options is less than the value of the director's Stock Balance Plan account as of the date that the Offset Options are exercised, the shortfall will be paid to the director either in cash or, at the Company's option in the case of an exercise prior to retirement, by the issuance of additional Offset Options. In the event that the growth in value of a director's Offset Options exceeds the value of the director's Stock Balance Plan account, no adjustment will be made.

    The Bank has a consulting agreement with Paul M. Cantwell, Jr., a director of the Company and the Bank and the former Chairman and President of Citizens National Bank of Malone. Under this agreement, Mr. Cantwell will provide consulting services to the Bank until January 26, 2006 to facilitate the transition of Citizens National Bank's business and operations to the Bank, develop new business opportunities in the market areas formerly served by Citizens National Bank, and advise the Bank regarding corporate and business matters. Mr. Cantwell will provide these services on a part-time basis (not to exceed 250 hours per year), and will be paid $50,000 per year. This amount is to paid on a "grossed-up" basis for any Medicare and social security taxes (but not federal, state or local income taxes) payable by Mr. Cantwell on the amount. This means that in effect the Company will pay his Medicare and social security taxes. Pursuant to the agreement, the Bank has also agreed to pay the premiums for a life insurance policy for Mr. Cantwell's beneficiaries. This policy must provide coverage for no less than the remaining payments due under the consulting agreement. Finally, the Bank will make available health insurance coverage for Mr. Cantwell and his spouse on the same basis as its employees until age 65 and, thereafter, on the same basis as other retirees of the Bank.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth information concerning compensation paid to those persons who served as chief executive officer (or in an equivalent capacity) during 2001 and to the other most highly compensated executive officers whose annual salary and bonus earned during 2001 exceeded $100,000.

                                              SUMMARY COMPENSATION TABLE

                                                                                                     Long-Term
                                                                                                    Compensation
                                                      Annual Compensation                              Awards
                                ---------------------------------------------------------------------------------------------------

                                                                                   Other Annual                       All Other
            Name and                                                               Compensation        Stock         Compensation
       Principal Position            Year          Salary ($)     Bonus ($) (1)      ($) (2)        Options (#)         ($)(3)
  ----------------------------- ---------------  ---------------  --------------- ---------------  ---------------  ---------------
  Sanford A. Belden                  2001          468,000          187,200           4,355           29,534          227,487
  President and Chief                2000          450,000          159,200           4,987           23,206          254,177
  Executive Officer                  1999          398,000          159,200           3,270           18,420          227,181

  James A. Wears                     2001          176,500           52,950           3,822            8,480           36,104
  President, Banking                 2000          161,500           46,500           3,378            7,230           12,687
                                     1999          155,000           46,500           4,278            6,275           11,062

  Michael A. Patton                  2001          176,500           52,950           1,878            8,480           43,164
  President, Financial               2000          161,500           48,450           2,697            7,230           13,983
  Services                           1999          155,000           46,500           4,446            6,275           12,108

  David G. Wallace                   2001          164,000           49,200               0            7,823           34,163
  Executive Vice President           2000          149,000           44,700               0            6,647           26,041
  and Chief Financial Officer        1999          142,500           42,750               0            5,770           21,651

  David J. Elias                     2001          315,000           31,217           2,096           11,814            3,471
  President, Chief Executive         2000          227,628          162,658           2,628                0            3,242
  Officer and Chief
  Investment Officer, Elias
  Asset Management, Inc.

    (1) The amounts shown in this column for Messrs. Belden, Wears, Patton, and Wallace reflect payments under the Company's Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees. The amount shown in this column for Mr. Elias reflects payments under Mr. Elias's Employment Agreement.

    (2) The amounts disclosed in this column include the reportable value of the personal use of Company-owned vehicles for Messrs. Belden, Wears, Patton, and Elias, which amounted to $4,355, $3,822, $1,878, and $2,096, respectively, in 2001.

    (3) The amounts in this column include: (a) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Belden, Wears, Patton, Wallace, and Elias received $1,340, $1,290, $1,290, $1,290, and $1,290 in 2001, respectively; (b) Company contributions to the Employee Savings and Retirement Plan, a defined contribution plan, amounting to $5,250 for Mr. Belden, $3,967 for Mr. Wears, $5,251 for Mr. Patton, $3,948 for Mr. Wallace, and $2,181 for Mr. Elias in 2001;
(c) Company contributions under the Company's Deferred Compensation Plan, amounting to $21,229 for Mr. Belden, $7,672 for Mr. Wears, $7,672 for Mr. Patton, and $7,130 for Mr. Wallace in 2001; and (d) the expense associated with supplemental retirement plans, amounting to $199,628 for Mr. Belden, $23,175 for Mr. Wears, $28,951 for Mr. Patton, and $21,795 for Mr. Wallace in 2001. The Company does not maintain any "split-dollar" arrangements for any of the named executives.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides further information on grants of stock options pursuant to the Company's Long-Term Incentive Compensation Program in fiscal year 2001 to the named executives as reflected in the Summary Compensation Table on page 8.

                                                                                                      Potential Realizable Value
                                                                                                                  at
                                                                                                       Assumed Annual Rates of
                                                                                                       Stock Price Appreciation
                                                                                                           for Option Term
                                           % of Total                                                -----------------------------
                                            Options
                                           Granted to
                                           Employees     Exercise or                      Market
                             Options       in Fiscal      Base Price     Expiration      Value on
           Name            Granted (#)        Year          ($/Sh)          Date        Grant Date       5%             10%
  -----------------------  -------------  -------------  -------------  -------------  ------------- -----------------------------
  Sanford A. Belden           29,534         11.85%          24.75         1/1/11          24.75         459,701      1,164,972
  James A. Wears               8,480          3.40%          24.75         1/1/11          24.75         131,992        334,495
  Michael A. Patton            8,480          3.40%          24.75         1/1/11          24.75         131,992        334,495
  David G. Wallace             7,823          3.14%          24.75         1/1/11          24.75         121,766        308,579
  David J. Elias              11,814          4.74%          24.75         1/1/11          24.75         183,887        466,005

    Effective January 1, 2001, the Board of Directors issued incentive stock options to Messrs. Belden, Wears, Patton, Wallace, and Elias at the then current market price of $24.75 per share. Such options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on January 1, 2002, 2003, 2004, 2005, and 2006.



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 2001, (ii) the number of stock options held at the end of fiscal year 2001, and (iii) the value of in-the-money stock options at the end of fiscal year 2001.

                                                                                                       Value of Unexercised
                                                               Number of Unexercised Options           In-the-Money Options
                                                                      at 12/31/01 (#)                  at 12/31/01 ($) (1)
                                                              --------------------------------   ---------------------------------
                               Shares
                             Acquired on         Value
           Name             Exercise (#)     Realized ($)        Exercisable     Unexercisable      Exercisable     Unexercisable
  -----------------------  ---------------- ----------------  ---------------------------------  ---------------------------------
  Sanford A. Belden            18,931          190,029            25,007           65,151              42,557           99,912
  James A. Wears               18,650          319,246            24,164           20,301             158,281           30,082
  Michael A. Patton             4,000           75,616            32,764           20,301             268,114           30,082
  David G. Wallace              1,200           25,320            39,281           18,699             369,962           27,696
  David J. Elias                    0                0                 0           11,814                   0           17,130

    (1) Based on the closing price of the Company's common stock on December 31, 2001 of $26.20 per share.

                                                  PENSION PLAN TABLE

                                                   YEARS OF SERVICE
     Highest Five
     Year Average
   Compensation (1)             15                   20                   25                   30                    35
  --------------------  -------------------- -------------------- -------------------- --------------------  ---------------
          20,000               2,700                3,600                4,500                 5,400              6,300
          50,000               8,203               10,937               13,671                16,406             19,140
         100,000              19,828               26,437               33,046                39,656             46,265
         125,000              25,640               34,187               42,734                51,281             59,827
         150,000              31,453               41,937               52,421                62,906             73,390
         170,000              36,103               48,137               60,171                72,206             84,240

    (1) For 2001, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $170,000.

    The table above sets forth the estimated annual benefits under the formula adopted for post-1988 years of service, payable upon retirement at age 65 in the form of a single life annuity. Benefits are computed based on the average annual compensation for the highest consecutive five years in the 10 years preceding retirement. The amounts are not subject to any deduction for Social Security. For purposes of calculating the benefit, an employee may not be credited with more than 35 years of service. The base salary and cash award amounts in the Summary Compensation Table on page 8 reflect the covered compensation under the plan for Messrs. Belden, Wears, Patton, Wallace, and Elias. Messrs. Belden, Wears, Patton, Wallace, and Elias have been credited with 9, 31, 31, 13, and 21 years of service, respectively, under the plan.

    The pension plan maintained by the Company is a noncontributory defined benefit plan which is funded by the Company and administered by a retirement committee which consists of persons appointed by the Board of Directors. The plan covers all employees of the Company who have completed one full year of continuous service. The Company first entered into a nonqualified supplemental retirement plan agreement with Mr. Belden in January 1995, with Mr. Wallace in March 1997 and with Messrs. Wears and Patton in January 2001. The Company does not currently maintain a nonqualified retirement plan for Mr. Elias.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Belden providing for his employment as the Company's President and Chief Executive Officer until December 31, 2007. The agreement provides that during the period from April 1, 2002 through December 31, 2002, the Company shall pay Mr. Belden a base salary at the annual rate in effect on March 31, 2002, which was $485,550. Mr. Belden's base salary for calendar years after 2002 shall be increased at the same rate as the rate applied by the Company in its merit pool for salary increases to be paid for the applicable calendar year. The agreement may be terminated by the Board for cause at any time, and shall be terminated upon Mr. Belden's death or disability. If Mr. Belden's employment is terminated by the Company prior to December 31, 2007 for reasons other than cause, death or disability, Mr. Belden will be entitled to severance pay equal to the greater of (i) the sum of Mr. Belden's annual base salary at the time of the termination and the most recent payment to Mr. Belden under the Company's Management Incentive Plan, or (ii) amounts of base salary and expected Management Incentive Plan payments that otherwise would have been payable to Mr. Belden through the unexpired term of his employment (provided that in the event that Mr. Belden's involuntary termination without cause occurs under circumstances entitling him to the change in control benefits described in the following paragraph, the foregoing severance pay shall be reduced by the consulting fee payments to be made to Mr. Belden as described below). In addition, Mr. Belden will be permitted to dispose of any restricted stock previously granted to him, all of his stock options will become fully exercisable, and the Company will cover Mr. Belden and his eligible dependents under all benefit plans and programs available to its retired employees.

     If Mr. Belden's employment is terminated for reasons other than cause, death or disability within two years following a change of control, or if Mr. Belden voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. Belden under the Management Incentive Plan for the year immediately preceding the change in control, will reimburse him for any loss incurred on the sale of his home, will permit him to dispose of any restricted stock previously granted to him, and all of his stock options will become fully exercisable. As an alternative to paying change of control benefits to Mr. Belden over a three-year period, the Board of Directors may elect, in its sole discretion, to pay all benefits due to Mr. Belden in a single lump sum payment within 90 days following the change of control and Mr. Belden's termination of employment. The agreement provides that the amount of any change in control payments made to Mr. Belden will be "grossed up" to hold Mr. Belden harmless from all income and excise tax liability attributable to the payments.

    The Company also maintains four year employment agreements with Messrs. Wears, Patton, and Wallace, providing for their continued employment until December 31, 2004. These agreements provide for severance pay, in the event of a termination for reasons other than cause, death, or disability equal to the greater of (i) the sum of the employee's annual base salary at the time of termination and the most recent payment to the employee under the Company's Management Incentive Plan, or (ii) amounts payable to the employee through the unexpired term of his employment. In addition, if the agreement is not renewed at the end of its term (other than by reason of the employee's refusal to negotiate or rejection of a bona fide offer from the Company), the employee is entitled to severance pay equal to one year of the employee's then current annual base salary, provided that such severance pay shall be reduced to the extent that the employee receives wages or self-employment income during the one year period following expiration of the agreement. The agreements also provide change of control benefits which include a three year consulting engagement and accelerated vesting on all outstanding stock options. The employee may voluntarily terminate his employment within two years following a change in control, in which event the employee shall be entitled to full change in control benefits, with his consulting fees to be reduced by any non-Company wages or self-employment income derived by the employee during the three-year consulting period. As an alternative to paying change of control benefits to the employee over a three-year period, the Board of Directors may elect, in its sole discretion, to pay all benefits due to the employee in a single lump sum payment within 90 days following the change of control and the employee's termination of employment. In the event this lump sum payment is made, the amount of the payment will be increased to hold the employee harmless from any increased tax liability resulting from the accelerated payment.

    The Bank has an agreement with Mr. Elias and Elias Asset Management, Inc., a wholly-owned subsidiary of the Bank ("EAM"), providing for Mr. Elias's employment as EAM's president, chief executive officer and chief investment officer until April 3, 2005. The agreement requires that Mr. Elias perform his duties to the best of his abilities and devote his full working time and attention to the business and affairs of EAM. In addition to his base salary, Mr. Elias is entitled to an annual incentive bonus based upon a percentage of EAM's annual adjusted net income, calculated pursuant to a formula set forth in the agreement. The agreement may be terminated by EAM for "cause" (as defined in the agreement) at any time. If Mr. Elias's employment is terminated by EAM without cause, or if Mr. Elias terminates his employment for "good reason" (as defined in the agreement), EAM must, at its option, either (i) pay Mr. Elias a severance benefit equal to the base salary and estimated incentive bonuses that he would otherwise have received during the remaining term of the agreement, or
(ii) unconditionally release Mr. Elias from post-termination non-compete provisions that would otherwise apply under the terms of the agreement. The agreement provides that if Mr. Elias's employment is terminated within two years following a change of control, EAM shall pay him, in a lump sum as soon as practicable following termination, 2.9 times his base salary in effect at the time of termination plus 2.9 times his annual incentive bonus earned during the term of the agreement (provided, however, that if termination occurs prior to July 1, 2002, the average annual incentive bonus shall be deemed to be $300,000); provide him with fringe benefits, or the cash equivalent of such benefits, for a period of 24 months following termination; and treat as immediately vested and exercisable all unexpired stock options.

SUPPLEMENTAL RETIREMENT PLAN AGREEMENTS

    The Company has Supplemental Retirement Plan Agreements with Mr. Belden, Mr. Wallace, Mr. Patton, and Mr. Wears.

     Under Mr. Belden's Supplemental Retirement Plan Agreement, the Company must provide Mr. Belden with an annual supplemental retirement benefit equal to the product of (i) 5% times Mr. Belden's number of years of service, considering only the first ten years of service, plus 2% times Mr. Belden's number of years of service in excess of ten years up to a maximum of 15 years, times (ii) his final five year average salary and cash incentive payment. The supplemental retirement benefit is reduced by the benefit payable under the Company's pension plan, 50% of Mr. Belden's Social Security benefit, and Company contributions on Mr. Belden's behalf and earnings attributable thereto under the Company's 401(k) Employee Stock Ownership Plan and Deferred Compensation Plan for Certain Executive Employees. The supplemental retirement benefit is payable upon the later of Mr. Belden's cessation of employment with the Company or his receipt of the final payment due under his employment agreement, generally in the form of an actuarially reduced joint and 100% survivor benefit. Benefits payable prior to age 62, or in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan.

     Notwithstanding the foregoing, if Mr. Belden's employment is terminated for reasons other than cause, death or disability within two years following a change of control, or if Mr. Belden voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company must credit Mr. Belden with additional years of service equal to the greater of three years of service or the years of service he is retained as a consultant under the terms of his employment agreement for purposes of determining his supplemental retirement benefit described above, credit Mr. Belden with two additional years of service for purposes of determining his supplemental retirement benefit, and determine Mr. Belden's final five year average compensation as described above by considering the years he is retained as a consultant under the terms of the employment agreement as service that precedes his termination and considering amounts paid to him during that period as salary and cash incentive payments. If the Board of Directors elects to pay Mr. Belden's change in control benefit under his employment agreement in a lump sum, the Company will pay his supplemental retirement benefit in an actuarial equivalent single lump sum payment within 90 days following the change of control and his termination of employment. The amount of any change in control payments made to Mr. Belden will be "grossed up" to hold Mr. Belden harmless from all income and excise tax liability attributable to the payments.

    Under Mr. Wallace's Supplemental Retirement Plan Agreement, the Company must contribute to the Company's deferred compensation plan, on behalf of Mr. Wallace, certain additional amounts as of the last day of each calendar year for which Mr. Wallace is credited with a "Year of Service" under the Company's pension plan. In addition, the Company shall pay Mr. Wallace an annual supplemental retirement benefit equal to the excess (if any) of (i) the annual benefit that he would have earned pursuant to the Company's pension plan if (a) 75% of Mr. Wallace's annual compensation that is disregarded for pension plan purposes solely because of the limit imposed by Internal Revenue Code Section 401(a)(17) is added to the amount of his annual compensation actually taken into account pursuant to the pension plan and (b) Internal Revenue Code Section 415 is disregarded, minus (ii) the annual benefit actually payable to Mr. Wallace pursuant to the pension plan. The benefit described in the preceding sentence is payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable prior to age 65, or paid in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan. In the event that Mr. Wallace's employment is terminated within two years following a change in control, Mr. Wallace's Supplemental Retirement Plan Agreement provides for crediting for retirement purposes in the greater amount of actual years of service or 20 years.

    Under the Supplemental Retirement Plan Agreements for Mr. Patton and Mr. Wears, the Company shall pay the employee an annual supplemental retirement benefit equal to the excess (if any) of (i) the annual benefit that the employee would have earned pursuant to the Company's pension plan if (a) 75% of the employee's annual compensation that is disregarded for pension plan purposes solely because of the limit imposed by Internal Revenue Code Section 401(a)(17) is added to the amount of the employee's annual compensation actually taken into account pursuant to the pension plan and (b) Internal Revenue Code Section 415 is disregarded, minus (ii) the annual benefit actually payable to the employee pursuant to the pension plan. The benefit described in the preceding sentence is payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable prior to age 65, or paid in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

    The members of the Personnel Committee of the Bank's Board of Directors during the last fiscal year were William N. Sloan (Chair), Paul M. Cantwell, Jr., Nicholas A. DiCerbo, James A. Gabriel and Lee T. Hirschey. The Personnel Committee reviews and makes recommendations regarding compensation levels and employee benefits. As noted on page 17, the law firms of DiCerbo and Palumbo, of which Director DiCerbo is a partner, Franklin & Gabriel, of which Director Gabriel is owner, and Cantwell & Cantwell, of which Director Cantwell is owner, provided legal services to the Bank during 2001.

                        REPORT OF THE PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

    The Company has adopted a multi-faceted approach towards compensating all of its employees, including senior management. The underlying philosophy and description of major components of the total compensation program are described below.

PHILOSOPHY

    The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company. Towards this end:

         THE COMPANY PAYS COMPETITIVELY. The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 15, and establishes compensation parameters based on that review.

         THE COMPANY ENCOURAGES TEAMWORK. The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

         THE COMPANY STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

    The process of assessing performance involves the following:

         1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes and distributes written goals, which must be approved by the full Board. Those goals include specific financial targets relative to earnings and asset quality. The Company strives to achieve financial results which are in the upper third of the results published by its peer group.

         2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers.

         3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

         4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash incentive, and stock option matters.

COMPENSATION PROGRAMS

    The Company defines itself as a super-community bank which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

         CASH-BASED COMPENSATION

                  SALARY The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. In order to more closely align employee compensation to the Company's performance, the Company uses a combination of competitive base salaries and performance incentive opportunities to provide for total compensation that may exceed those in comparable companies which do not generate comparable financial results.

                  MANAGEMENT INCENTIVE PLAN The Company maintains an annual incentive plan in which 21% of its employees participate. The Company's performance to targeted asset quality, return on equity, and CAMELS rating, which targets are approved by the Board, triggers the payment of cash awards for all employees in this group. Award levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. For Mr. Belden, 100% of his award is determined by the Company's performance relative to the financial targets described above. For Messrs. Wears, Patton, and Wallace, 80% of their respective award opportunities reflect the Company's performance relative to the financial targets, and 20% of their respective award opportunities reflect performance to other quantitative and qualitative goals specific to their areas of responsibility. 100% of Mr. Elias's award opportunity reflects the performance of Elias Asset Management, Inc. relative to certain financial targets as provided in his employment agreement.

         EQUITY-BASED COMPENSATION

                  STOCK OPTION PROGRAM The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company. The Board frequently awards options in years during which the Company has achieved its financial targets. The number of stock options issued generally reflects a percentage of salary; and various percentages have been established for different organizational levels within the Company.

                  RESTRICTED STOCK The Company has, on occasion, issued limited amounts of restricted stock to individuals to support a variety of business objectives. Examples include: performance unit shares have been issued in start-up and turnaround assignments, with vesting schedules tied to specific performance criteria; and restricted shares have been issued to newly promoted and hired individuals who received initial stock option awards with no in-the-money exercisable value.

    The Company believes that the use of equity-based compensation such as stock options and restricted stock is important in that it aligns the interests of key personnel with those of the Shareholders. In particular, when personnel receive equity-based compensation, their overall compensation is enhanced when the market price of the Company's common stock increases and is adversely affected when the market price of the Company's common stock decreases.

CEO COMPENSATION

    In December 2001, the full Board formally reviewed Mr. Belden's performance for fiscal year 2001, his ninth full year as the Company's President and CEO. Having determined that the Company's level of performance relative to the majority of its previously approved annual and long-term financial targets had been surpassed, the Board, operating under the terms of the Management Incentive Plan disclosed in this Report, authorized the payment of Mr. Belden's cash award for 2001, which amounted to $187,200. Mr. Belden's $468,000 base salary level for 2001 is well supported by competitive wage survey data, and the increase over his 2000 base salary level is well supported by the Company's strategic accomplishments and financial performance during the 2000 evaluation period.

    The foregoing report has been provided by William N. Sloan (Chair), Paul M. Cantwell, Jr., Nicholas A. DiCerbo, James A. Gabriel and Lee T. Hirschey, members of the Personnel Committee.

                             STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total shareholder returns on the Company`s common stock over the last five fiscal years to the Russell 3000 Index (of which the Company became a member in June 2001) and the Nasdaq Bank Stocks Index. Total return values were calculated as of December 31 of each indicated year assuming $100 investment on December 31, 1996 and reinvestment of dividends.

                                        1996           1997            1998            1999            2000            2001
                                    -------------- --------------  --------------  --------------  --------------  --------------
  Nasdaq Bank Stocks Index               100          163.59          144.33          132.81          152.30          167.64
  Russell 3000 Index                     100          129.47          158.37          189.14          173.03          151.19
  Community Bank System, Inc.            100          163.84          157.58          129.10          144.17          158.72

                             AUDIT COMMITTEE REPORT

    In accordance with its written charter adopted by the Board of Directors, the Bank's Audit/Compliance/Risk Management Committee (which also serves as the Company's Audit Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the Bank. The Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Board regarding the appointment of independent auditors.

    In discharging its oversight responsibility as to the audit process, the Audit/Compliance/Risk Management Committee obtained from the Company's independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

    The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also reviewed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001.

    Based on the above-mentioned reviews and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

    The foregoing report has been provided by William M. Dempsey  (Chair),  John
M.  Burgess,  and  William  N.  Sloan,  members  of  the   Audit/Compliance/Risk
Management Committee

                                   AUDIT FEES

    The following table sets forth fees billed or expected to be billed to the Company by PricewaterhouseCoopers L.L.P. for: (i) services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and review of quarterly financial statements, (ii) services rendered during fiscal year 2001 for provision of any financial information systems design and implementation, and (iii) all other services rendered during fiscal year 2001, including acquisition assistance and services in connection with the Company's related equity offerings, routine tax consulting, and other miscellaneous consulting services. The Audit/Compliance/Risk Management Committee has considered whether the provision of non-audit services is compatible with PricewaterhouseCoopers L.L.P.'s independence.

      Audit Fees.......................................................$ 162,505
      Financial Information Systems Design
      and Implementation Fees..........................................$       0
      All Other Fees:
        Acquisition Assistance and Equity Offerings......$ 278,464
        Routine Tax Consulting...........................$ 212,450
        Miscellaneous Consulting.........................$ 111,977
                                                          --------
      Total All Other Fees.............................................$ 602,891
                                                                        --------
      Total All Fees...................................................$ 765,396

                          TRANSACTIONS WITH MANAGEMENT

    Some of the directors and executive officers of the Company and the Bank (and the members of their immediate families and corporations, organizations, trusts, and estates with which these individuals are associated) are indebted to the Bank. However, all such loans were made in the ordinary course of business, do not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan is nonperforming at present. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with the Company's executive officers and directors and their associates on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

    Outside of these normal customer relationships, none of the directors or executive officers of the Company or the Bank and no 5% shareholders of the Company (or members of the immediate families of any of the above or any corporations, organizations, or trusts with which such persons are associated) maintains any significant business or personal relationship with the Company or the Bank, other than as arises by virtue of his ownership interest in the Company or his position with the Company or the Bank. The law firms of (i) Franklin & Gabriel, owned by Director Gabriel, provided legal services to the Bank's operations in its Finger Lakes Markets, (ii) DiCerbo and Palumbo, of which Director DiCerbo is a partner, provided legal services to the Bank's operations in its Southern Region Markets, and (iii) Cantwell & Cantwell, owned by Director Cantwell, provided legal services to the Bank's operations in its Northern Region Markets. For services rendered during 2001 and for related out-of-pocket disbursements, DiCerbo and Palumbo received $117,279 from the Bank, Franklin and Gabriel received $41,069 from the Bank, and Cantwell & Cantwell received $55,142 from the Bank.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended December 31, 2001, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2001.

                              SHAREHOLDER PROPOSALS

    If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 2003 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by December 9, 2002. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

                              INDEPENDENT AUDITORS

    PricewaterhouseCoopers L.L.P., Independent Certified Public Accountants, were retained by the Company at the direction of the Board of Directors. The independent auditors have audited the financial statements of the Company for the fiscal year ended December 31, 2001 and performed such other nonaudit services as the Board requested.

    A representative of PricewaterhouseCoopers L.L.P. will be present at the Meeting. This representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from Shareholders.

                                  OTHER MATTERS

    The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Date:  April 8, 2002                  By Order of the Board of Directors


                                      /s/ DONNA J. DRENGEL
                                      --------------------
                                      Donna J. Drengel
                                      Secretary

                              [FORM OF PROXY CARD]

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883

     The undersigned hereby appoints Charles M. Ertel and Donna J. Drengel, proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Community Bank System, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 15, 2002 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


--------------------------------------------------------------------------------

[X]    Please mark your votes as indicated in this example



                        ITEM 1:  ELECTION OF DIRECTORS      FOR        WITHHELD
                                                                        FOR ALL
  Nominees: Paul M. Cantwell, Jr., William M. Dempsey,
                         Saul Kaplan, William N. Sloan      [ ]           [ ]

WITHHELD FOR:  (Write that nominee's name in the space
                                      provided below.)

------------------------------------------------------




    In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting.

    This Proxy,  when  properly  executed  will be voted in the manner  directed herein by the undersigned.

            IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Please check at right to indicate whether you plan to attend the Annual Meeting.
                                             will attend        will not attend
                                                       [ ]                   [ ]




Signature__________________________Signature_______________________Date_________

  Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.